Report of Independent
     Accountants

To the Board of Trustees and
Holders of Beneficial Interests
of  PIC Growth Portfolio

In planning and performing our
audit of the financial
statements of PIC Growth
Portfolio for the year ended
October 31, 2002, we
considered its internal control,
including control activities for
safeguarding securities, in
order to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of PIC
Growth Portfolio is responsible
for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits
and related costs of controls.
Generally, controls that are
relevant to an audit pertain to
the entity's objective of
preparing financial statements
for external purposes that are
fairly presented in conformity
with generally accepted
accounting principles.  Those
controls include the
safeguarding of assets against
unauthorized acquisition, use
or disposition.

Because of inherent limitations
in internal control, errors or
fraud may occur and not be
detected.  Also, projection of
any evaluation of internal
control to future periods is
subject to the risk that controls
may become inadequate
because of changes in
conditions or that the
effectiveness of their design
and operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material
weakness is a condition in
which the design or operation
of one or more of the internal
control components does not
reduce to a relatively low level
the risk that misstatements
caused by error or fraud in
amounts that would be material
in relation to the financial
statements being audited may
occur and not be detected
within a timely period by
employees in the normal course
of performing their assigned
functions.  However, we noted
no matters involving internal
control and its operation,
including controls for
safeguarding securities, that we
consider to be material
weaknesses as defined above as
of October 31, 2002.

This report is intended solely
for the information and use of
the Board of Trustees,
management and the Securities
and Exchange Commission and
is not intended to be and should
not be used by anyone other
than these specified parties.


PricewaterhouseCoopers LLP

New York, New York
December 6, 2002